                            SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-b(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              RADIANT SYSTEMS, INC.
              ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                 NOT APPLICABLE
              ----------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)    Title of each class of securities to which transaction applies:
               ____________________
         2)    Aggregate number of securities to which transaction applies:
               ____________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)_________________________
         4)    Proposed maximum aggregate value of transaction:________________
         5)    Total fee paid:_________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid: _______________________________________
         2)     Form, Schedule or Registration Statement No.: _________________
         3)     Filing Party: _________________________________________________
         4)     Date Filed: ___________________________________________________



---------------------------
         (1) Set forth the amount on which the filing fee is calculated a nd state how it was determined.

                                  May 24, 1999



Dear Shareholder:

         This year's Annual Meeting of Shareholders of Radiant Systems, Inc. will be held on Monday, June 28, 1999 at 10:00 a.m., local time, at the offices of Smith, Gambrell & Russell, LLP, Promenade II Building, 1230 Peachtree Street, N.E., 31st Floor, Atlanta, Georgia 30309. You are cordially invited to attend.

         The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

         After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

         A copy of the Company's 1998 Annual Report is also enclosed for your information.

         We look forward to seeing you at the Annual Meeting.

                                        Very truly yours,


                                        /s/ Erez Goren

                                        Erez Goren
                                        Co-Chairman of the Board and
                                        Chief Executive Officer

                             RADIANT SYSTEMS, INC.
                             3925 BROOKSIDE PARKWAY
                           ALPHARETTA, GEORGIA 30022


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 28, 1999



         The annual meeting of shareholders of Radiant Systems, Inc. (the "Company") will be held on Monday, June 28, 1999 at 10:00 a.m., at the offices of Smith, Gambrell & Russell, LLP, Promenade II Building, 1230 Peachtree Street, N.E., 31st Floor, Atlanta, Georgia 30309, for the following purposes:

         (1) To elect two (2) directors to the Board of Directors, to serve for a term of three years and until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on May 18, 1999 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                         By Order of the Board of Directors,

                                         /s/ Erez Goren

                                         EREZ GOREN
                                         Co-Chairman of the Board and
                                         Chief Executive Officer



Alpharetta, Georgia
May 24, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             RADIANT SYSTEMS, INC.
                             3925 BROOKSIDE PARKWAY
                           ALPHARETTA, GEORGIA 30022


                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 28, 1999

                            -----------------------

                                PROXY STATEMENT

                            -----------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Radiant Systems, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Monday, June 28, 1999, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 24, 1999. The address of the principal executive offices of the Company is 3925 Brookside Parkway, Alpharetta, Georgia 30022.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the director nominees named below.

         The record of shareholders entitled to vote at the annual meeting was taken on May 18, 1999. On that date the Company had outstanding and entitled to vote 16,317,410 shares of common stock, no par value per share (the "Common Stock"), with each share of Common Stock entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer (as defined herein); and (iv) all directors and executive officers of the Company as a group.

                                                                  SHARES
    NAME OF                                                    BENEFICIALLY       PERCENT
BENEFICIAL OWNER                                                 OWNED (1)        OF CLASS
----------------                                                 ----------       --------

Erez Goren(2).........................................           3,255,000         20.2%

Alon Goren(2).........................................           3,255,000         20.2

Eric B. Hinkle........................................             181,900 (3)      1.1

John H. Heyman........................................             341,455          2.1

Andrew S. Heyman......................................              32,764 (4)       *

Carlyle M. Taylor.....................................             123,334           *

James S. Balloun......................................              30,000 (5)       *

Evan O. Grossman......................................              16,200 (5)       *

Warburg Pincus Asset Management, Inc..................           1,404,200 (6)      8.7

First Union Corporation...............................             910,900 (7)      5.6

All directors and executive officers
  as a group (8 persons)..............................           7,235,653 (8)     44.2

-----------------------

*        Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Pursuant to the Rules of the Commission, certain shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) The business address of Erez Goren and Alon Goren is 3925 Brookside Parkway, Alpharetta, Georgia 30022.

(3) Represents shares of Common Stock subject to stock options exercisable within the next 60 days.

(4) Includes 1,250 shares of Common Stock subject to stock options exercisable within the next 60 days.

(5) Includes 15,000 shares of Common Stock subject to stock options exercisable within the next 60 days.

(6) Based on a Schedule 13G filed with the Commission on February 11, 1999 by First Union Corporation. The Company makes no representation as to the accuracy or completeness of the information reported. The address of First Union is One First Union Center, 301 South College Street, Charlotte, North Carolina 28288-0137.

(7) Based on a Schedule 13G filed with the Commission on January 13, 1999 by Warburg Pincus Asset Management, Inc. Includes (i) 858,100 shares with respect to which Warburg Pincus has the sole power to vote or dispose and (ii) 529,900 shares with respect to which Warburg Pincus has shared power to vote or dispose. The Company makes no representation as to the accuracy or completeness of the information reported. The address of Warburg Pincus is 466 Lexington Avenue, New York, New York 10017.

(8) Includes 213,150 shares of Common Stock subject to stock options exercisable within the next 60 days.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of six (6) directors, divided into three classes, with members of each class of directors serving for staggered three-year terms. The Board consists of two Class I directors, Erez Goren and Alon Goren, two Class II directors, John H. Heyman and James S. Balloun, and two Class III directors, Eric B. Hinkle and Evan O. Grossman. The terms of the Class III directors will expire at the 1999 Annual Meeting of Shareholders. The Board of Directors has nominated Evan O. Grossman and Eric B. Hinkle for election as Class III directors of the Company. The Board of Directors recommends that you vote "for" the election of these nominees.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the two nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by management for election to the Board of Directors as Class III directors to succeed themselves for a term of three years, expiring at the 2002 Annual Meeting of Shareholders, and until their successors are elected and qualified:

         EVAN O. GROSSMAN, age 34, has served as President of Willow Associates, a strategic consulting and research firm, since November 1997. Mr. Grossman served as President and Chief Operating Officer of Share Group, Inc., a teleservices company, from August 1993 to November 1997. Mr. Grossman was previously affiliated with the management consulting firm of McKinsey & Company, Inc. from October 1990 to July 1993. Mr. Grossman has been a director of the Company since May 1997.

         ERIC B. HINKLE, age 39, has served as President, Chief Operating Officer and a director of the Company since October 1996. Mr. Hinkle served in various capacities with the Avionics Divisions of AlliedSignal Corporation from January 1994 to October 1996, including most recently as Vice President of Communications and Navigation Products. From 1989 to January 1994, Mr. Hinkle was employed by McKinsey & Company, Inc., a consulting firm, including most recently as Senior Engagement Manager. Mr. Hinkle has an M.B.A. from Harvard Business School, a M.S. degree in Electrical Engineering from Stanford University, and a B.S. degree in Computer Engineering from Brown University.

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the annual meeting of shareholders.

         Class I Directors, serving for a term expiring at the 2000 Annual Meeting of Shareholders:

         EREZ GOREN, age 35, has served as Co-Chairman of the Board and Chief Executive Officer of the Company since its inception in 1985 and as its President from 1985 to October 1996. Mr. Goren attended State University of New York at Stony Brook prior to devoting his full time and energy to the Company. He is the brother of Alon Goren.

         ALON GOREN, age 33, has served as Co-Chairman of the Board and Chief Technology Officer of the Company since its inception in 1985. Mr. Goren has a B.S. in Computer Systems Engineering from Rensselaer Polytechnic Institute. He is the brother of Erez Goren.

         Class II Directors, serving for a term expiring at the 2001 Annual Meeting of Shareholders:

         JAMES S. BALLOUN, age 60, has served as Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified service and manufacturing company, since February 1996, and as its President since October 1996. He was previously affiliated with the management consulting firm of McKinsey & Company, Inc., which he served as a Director from June 1976 until January 1996. Mr. Balloun has been a director of the Company since April 1997. Mr. Balloun is a director of Georgia Pacific Corporation and Wachovia Corporation.

         JOHN H. HEYMAN, age 37, has served as Executive Vice President and Chief Financial Officer of the Company since September 1995 and as a director of the Company since June 1996. Mr. Heyman served as Vice President and Chief Financial Officer of Phoenix Communications, Inc., a commercial printer, from March 1991 to August 1995. From 1989 to 1991, Mr. Heyman served as Vice President, Acquisitions of Forsch Corporation, a diversified manufacturing company. From 1983 to 1987, Mr. Heyman served in a variety of capacities with Arthur Andersen LLP, where he worked primarily with middle market companies and technology firms. Mr. Heyman has an M.B.A. from Harvard Business

School and a B.B.A. degree in Accounting from the University of Georgia. He is the brother of Andrew S. Heyman, the Company's Executive Vice President - Global Solutions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that James S. Balloun and Evan O. Grossman each failed to file on a timely basis one report relating to the automatic grant of stock options to non-employee directors.

         Although it is not the Company's obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Controller of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

         The Board of Directors held four meetings during the year ended December 31, 1998. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has three (3) standing committees -- the Audit Committee, the Compensation Committee and the Stock Option Committee.

         The Audit Committee presently consists of James S. Balloun and Evan O. Grossman. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. The Audit Committee held two meetings during 1998.

         The Compensation Committee presently consists of Erez Goren, James S. Balloun and Evan O. Grossman. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee did not meet during 1998.

         The Stock Option Committee presently consists of James S. Balloun and Evan O. Grossman. The Stock Option Committee has been assigned the functions of administering the Company's stock option plans and granting options thereunder. The Stock Option Committee held 12 meetings during 1998.

         The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Company not later than the later of (i) the close of business on the seventh (7th) calendar day following the date on which notice of the meeting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and (ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

         NAME                       AGE                POSITION HELD
         ----                       ---                -------------

         Erez Goren                 35                 Co-Chairman of the Board and Chief
                                                       Executive Officer

         Alon Goren                 33                 Co-Chairman of the Board and Chief
                                                       Technology Officer

         Eric B. Hinkle             39                 President and Chief Operating Officer

         John H. Heyman             37                 Executive Vice President and Chief
                                                       Financial Officer

         Andrew S. Heyman           35                 Executive Vice President - Global
                                                       Solutions

         Carlyle M. Taylor          45                 Executive Vice President - Operations

         Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Erez Goren, Alon Goren, Eric B. Hinkle and John H. Heyman.

         ANDREW S. HEYMAN has served as Executive Vice President - Global Solutions of the Company since April 1998 and as Vice President - Convenience Store Division and Managing Director of the Radiant Solutions Group of the Company from January 1996 to April 1998. Mr. Heyman served as a senior manager with Andersen Consulting from 1987 to December 1995. He holds a M.S. degree in Computer Information Systems from Georgia State University and a B.B.A. in Finance from the University of Georgia. He is the brother of John H. Heyman.

         CARYLE M. TAYLOR has served as Executive Vice President - Operations of the Company since April 1998 and as Vice President - Integration and Support of the Company from September 1995 to April 1998. Mr. Taylor served in various capacities with NCR Corporation (formerly AT&T Global Information Solutions) in the retail information systems area from 1978 to September 1995, including most recently as Assistant Vice President of the scanner business unit. Mr. Taylor received a B.S. degree in Mathematics from North Carolina Wesleyan College.

                             EXECUTIVE COMPENSATION

         The following table presents certain information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning compensation earned for services rendered in all capacities by the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                             ANNUAL COMPENSATION            AWARDS
                                                         ---------------------------   ----------------
                                                            SALARY($)    BONUS($)         SECURITIES
                   NAME AND                                 ---------    --------         UNDERLYING
              PRINCIPAL POSITION                 YEAR                                      OPTIONS
              ------------------                 ----                                  ----------------

Erez Goren.................................      1998       $ 90,000     $     --               --
 Co-Chairman and Chief Executive                 1997         92,769           --               --
   Officer                                       1996         80,769       11,197               --

Eric B. Hinkle.............................      1998       $100,592     $     --               --
   President and Chief Operating                 1997        103,077      100,000               --
   Officer                                       1996(1)      15,385           --          375,000

John H. Heyman.............................      1998       $ 99,950     $     --               --
   Executive Vice President and Chief            1997        103,026       50,000               --
   Financial Officer                             1996         99,731           --               --

Andrew S. Heyman...........................      1998       $100,000     $ 13,990           36,000
   Executive Vice President -                    1997         81,462       35,559           10,000
   Global Solutions                              1996         62,314           --               --

Carlyle M. Taylor..........................      1998       $100,000     $  8,000               --
   Executive Vice President -                    1997         82,462       28,000               --
   Operations                                    1996         80,000       28,000               --

---------------------

(1)      Mr. Hinkle joined the Company on October 21, 1996.

DIRECTORS' FEES

         The Company's present policy is not to pay any cash compensation to its directors. Each non-employee director of the Company receives an automatic grant of options to purchase 5,000 shares of Common Stock on the last business day of each fiscal year of the Company. Each non-employee director of the Company is also reimbursed for travel and other expenses incurred in connection with the performance of their duties.

         In addition, all new non-employee directors of the Company receive a one-time grant of an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, which options vest over a period of three years. All such options expire, unless previously exercised or terminated, ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is currently comprised of Erez Goren, James S. Balloun and Evan O. Grossman. With the exception of Erez Goren, who serves as Co- Chairman of the Board and Chief Executive Officer of the Company, none of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1998. There were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 1998.

AGREEMENTS WITH EMPLOYEES

         All employees of the Company, including executive officers, are required to sign a confidentiality and noncompete agreement with the Company restricting the ability of the employee to compete with the Company during his or her employment and for a period ranging from six months to two years thereafter, restricting solicitation of customers and employees following employment with the Company, and providing for ownership and assignment of intellectual property rights to the Company. The agreements have an indefinite term, but the employee may terminate employment with the Company at any time.

401(K) PROFIT SHARING PLAN

         The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees of the Company who have completed six months of service and have attained age 21 are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations, a minimum of 1.0% and a maximum of 15.0% of their salary on a pre-tax basis (up to $9,500 per year). Subject to certain Code limitations, the Company may make both matching and additional contributions at the discretion of the Board of Directors of the Company each year. To date, no contributions have been made by the Company to the 401(k) Plan. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant's account attributable to his or her own contributions is 100.0% vested. Distributions from the 401(k) Plan may be made in the form of a lump-sum cash payment or in installment payments.

STOCK OPTION PLANS

         1995 Stock Option Plan. On December 20, 1995, the Company's directors and shareholders adopted the 1995 Stock Option Plan (the "Plan") for employees who are contributing significantly to the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 6,000,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100.0% (110.0% in the case of a holder of 10.0% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10.0% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of four to five years. As of April 1, 1999, options to purchase 2.8 million shares of Common Stock were outstanding pursuant to the Plan. In addition, non-qualified options to purchase 590,690 shares of Common Stock have been granted by the Company outside of the Plan and remain outstanding.

         Directors Plan. The Company's directors and shareholders have adopted the Non-Management Directors' Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Common Stock by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors. The Directors Plan is intended to be a self-governing formula plan. To this end, the Directors Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. Eligible persons under the Directors Plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). A maximum of 100,000 shares of Common Stock has been reserved by the Company for issuance pursuant to options under the Directors Plan, which number is subject to adjustment in certain circumstances in order to prevent dilution or enlargement. Each Outside Director is granted an option to purchase 15,000 shares of Common Stock upon joining the Board of Directors of the Company. Thereafter, each person who is an Outside Director as of the last business day of each fiscal year during the term of the Directors Plan shall receive an option to purchase 5,000 shares of Common Stock as of such date.

         The following table provides certain information concerning individual grants of stock options under the Company's 1995 Stock Option Plan made during the year ended December 31, 1998 to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                              -----------------------------------------
                                                                                   POTENTIAL REALIZABLE VALUE AT
                                        % OF TOTAL                                   ASSUMED ANNUAL RATES OF
                                          OPTIONS        EXERCISE                 STOCK PRICE APPRECIATION FOR
                                         GRANTED TO      OR BASE                           OPTION TERM (1)
                             OPTIONS    EMPLOYEES IN      PRICE                   ---------------------------------
                             GRANTED       FISCAL        ($ PER     EXPIRATION          5%                   10%
NAME                           (#)          YEAR          SHARE)      DATE        -------------        ------------
----                         -------      --------       -------    -----------

Erez Goren..............         --          --             --            --             --                   --

Eric B. Hinkle..........         --          --             --            --             --                   --

John H. Heyman..........         --          --             --            --             --                   --

Andrew S. Heyman........      6,000(2)      1.4          17.88       2/17/08         67,468              170,977
                             30,000(3)      6.8           6.38       7/15/08        120,370              305,042
Carlyle M. Taylor.......         --          --             --            --             --                   --

-----------------------------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2) Option vests in increments of 1,500 shares per year, commencing on February 17, 2000 and on each February 17th thereafter until fully vested.

(3) Option vests as follows: 2,236 shares on July 15, 1999; 6,382 shares on each of July 15, 2000 and 2001; and 7,500 shares on each of July 15, 2002 and 2003

         The following table provides certain information concerning options exercised during fiscal 1998 and the value of unexercised options held by the Named Executive Officers as of December 31, 1998.

                                                                                         Value of Unexercised In-
                                                           Number of Unexercised           the-Money Options at
                              Shares                     Options at Fiscal Year End         Fiscal Year End(1)
                            Acquired on     Value       ---------------------------     --------------------------
Name                        Exercise (#)  Realized($)   Exercisable     Unexerciable    Exercisable  Unexercisable
----                        ------------  -----------   -----------     ------------    -----------  -------------
Erez Goren..............         --              --             --              --               --          --

Eric B. Hinkle..........     19,200         191,413        189,800         160,000          545,675     460,000

John H. Heyman..........         --              --        190,000          75,000        1,211,250     478,125

Andrew S. Heyman........     23,750         605,625             --         112,250               --     486,094

Carlyle M. Taylor.......     66,667       1,758,342             --         133,333               --     850,000

----------------

(1) Dollar values were calculated by determining the difference between the closing price of $7.375 per share of Common Stock, as reported by The Nasdaq Stock Market on December 31, 1998, and the exercise price of the options.

                              CERTAIN TRANSACTIONS

       In September 1998, the Company loaned $33,000 to Andrew S. Heyman, the Company's Executive Vice President - Global Solutions. An additional $148,750 was loaned to Mr. Heyman during the first quarter of 1999. As of April 15, 1999, an aggregate of $181,750 was owed by Mr. Heyman to the Company, which amount represents the largest aggregate amount of indebtedness outstanding since the beginning of 1998. These loans bear interest at an annual rate of 5 1/2% and are due on demand. These loans were made to Mr. Heyman to fund certain of his personal expenses.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors is responsible for:
(i) setting the Company's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of the Company; and
(iii) initiation of all compensation actions for the Chief Executive Officer of the Company.

       The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its shareholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company's executive officers consists of a base salary, and in some cases, an annual performance bonus and/or stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company's 401(k) Plan.

       The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

       The Compensation Committee is responsible for reviewing salary recommendations for the Company's executives and then approveing such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the base salary of the Chief Executive Officer is determined based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and an assessment of his past performance and expected future performance in leading the Company.

       The amount of any annual bonus to be paid to executive officers is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as the executive's contribution to the Company's performance.

       Stock options represent a substantial portion of compensation for the Company's executive officers other than Erez Goren and Alon Goren. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the Company's stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is linked directly to stock price.

       The Compensation Committee will continually evaluate the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

                                                 Erez Goren
                                                 James S. Balloun
                                                 Evan O. Grossman

       Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

       Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Stock Index for the period commencing on February 12, 1997 (the date of the Company's initial public offering of Common Stock) and ending December 31, 1998 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on February 12, 1997. The change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (iii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              RADIANT SYSTEMS, INC., NASDAQ STOCK MARKET INDEX AND
                NASDAQ COMPUTER AND DATA PROCESSING STOCK INDEX

             MEASUREMENT PERIOD           RADIANT             NASDAQ          NASDAQ
           (FISCAL YEAR COVERED)       SYSTEMS, INC.       STOCK MARKET      COMPUTER
           ---------------------       -------------           INDEX         AND DATA
                                                               -----        PROCESSING
                                                                               S.I.
                                                                            ----------
                   2/12/97                  100                100              100

                  12/31/97                  300                117              115

                  12/31/98                   78                164              206



      ASSUMES $100 INVESTED ON FEBRUARY 12, 1997 IN RADIANT SYSTEMS, INC.
                  COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                NASDAQ COMPUTER AND DATA PROCESSING STOCK INDEX

                         INDEPENDENT PUBLIC ACCOUNTANTS

       Arthur Andersen LLP has served as independent auditors of the Company for the fiscal year ended December 31, 1998 and have been selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

       The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Public Relations Department, 3925 Brookside Parkway, Alpharetta, Georgia 30022. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                             SHAREHOLDER PROPOSALS

       Proposals of shareholders intended to be presented at the Company's 2000 annual meeting must be received at the Company's principal executive offices by January 25,2000 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

       With respect to any such proposals received by the Company after April 10, 2000, the persons named in the form of proxy solicited by management in connection with the 2000 annual meeting of shareholders of the Company will have discretionary authority to vote on any such shareholder proposals in accordance with their judgment of what is in the best interests of the Company.

                                 OTHER MATTERS

       The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                        By Order of the Board of Directors,


                                        /s/ Erez Goren

                                        EREZ GOREN
                                        Co-Chairman of the Board
                                        and Chief Executive Officer


Alpharetta, Georgia
May 24, 1999

                                                                   APPENDIX A
                             RADIANT SYSTEMS, INC.

                             3925 BROOKSIDE PARKWAY
                           ALPHARETTA, GEORGIA 30022

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Erez Goren and John H. Heyman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of RADIANT SYSTEMS, INC. to be held on June 28, 1999, at 10:00 a.m. at the offices of Smith, Gambrell & Russell, LLP, Promenade II Building, 1230 Peachtree Street, N.E., 31st Floor, Atlanta, Georgia 30309, and any adjournments or postponements thereof:

1. To elect two (2) directors to the Board of Directors to serve for a term of three years until their successors are elected and qualified.

    [ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary below)                     listed below
                                              Evan O. Grossman and Eric B. Hinkle
    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED
    BELOW.

    ------------------------------------------------------------------------------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

             (Continued and to be dated and signed on reverse side)

                                                  Please date and sign this
                                                  Proxy exactly as name(s)
                                                  appears on the mailing label.

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  Print Name(s):

     ---------------------------------------------------------------------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

                                                  Dated:                  , 1999
                                                     ----------------------